UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 694-2700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 17, 2014, Scripps Networks Interactive, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as the representatives of the several underwriters listed therein, relating to the sale by the Company of $500 million aggregate principal amount of its 2.75% Senior Notes due 2019 and $500 million aggregate principal amount of its 3.90% Senior Notes due 2024 (the “Notes”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-200213) that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2014. The Company is also filing the Underwriting Agreement as part of this Current Report on Form 8-K for purposes of such Registration Statement.

Item 7.01.	Regulation FD Disclosure.

On November 18, 2014, the Company issued a press release announcing that it priced the offering described in Item 8.01. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement

99.1	Press Release dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Dated: November 18, 2014	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit No	Description

1.1	Underwriting Agreement

99.1	Press Release dated November 18, 2014.